UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 14, 2007

CATALYST SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Gelu Voicu Amended and Restated  Employment Agreement

On May 14, 2007, Catalyst Semiconductor, Inc. (the “Company”) entered into an amended and restated employment agreement with Gelu Voicu, the Company’s President and Chief Executive Officer (the “Voicu Agreement”) due to the termination of Mr. Voicu’s prior agreement with the Company dated May 23, 2003 in accordance with its terms on May 23, 2007.  During the term of the Voicu Agreement, Mr. Voicu will receive an annual base salary of $350,000 and will be eligible to receive an annual bonus in an amount targeted at 65% of his annual base salary.  In the event the Company and Mr. Voicu far exceed the performance goals specified by the Compensation Committee of the Company’s Board of Directors, Mr. Voicu may earn up to a maximum of 130% of his annual base salary.  In addition, the Company will provide Mr. Voicu a $1,000,000 term life insurance.  Either Mr. Voicu or the Company may terminate the employment relationship upon a written notice to the other party.

Pursuant to the Voicu Agreement, the Company has agreed to continue to nominate Mr. Voicu to serve as a member of the Company’s Board of Directors.  In addition, in the event Mr. Voicu’s employment is terminated by the Company without cause or if Mr. Voicu resigns for good reason (as such terms are defined in the Voicu Agreement), including if such termination or resignation is in connection with a change of control (as such term is defined in the Voicu Agreement), the Company has agreed to provide Mr. Voicu with certain severance benefits, including:

(i) 12 months of Mr. Voicu’s annual salary for termination by the Company without cause or if Mr. Voicu resigns for good reason, or 15 months of Mr. Voicu’s annual salary for a termination or resignation in connection with a change of control,

(ii) 12 months of Mr. Voicu’s annual bonus pro-rated to the date of termination,

(iii) for time-based award grants, the greater of an additional 12 month vesting from the termination date or 50% of the unvested shares of common stock subject to awards as of the date of his termination,

(iv) for performance-based award grants, immediate vesting of 50% of the unvested shares of common stock subject to outstanding equity awards granted to Mr. Voicu,

(v) all shares of common stock subject to stock options granted which are vested as of the date of termination shall be exercisable for a period of up to one year, and

(vi) reimbursement for the cost of continued health plan coverage for a period of 12 months following the date of such termination.

Mr. Voicu will continue to be eligible to receive grants of stock options or other equity based awards customarily granted to executive officers, as well as to participate in all other benefit plans, policies and arrangements that are applicable to other senior executives of the Company, as such may exist from time to time.

The foregoing description of the Voicu Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement.  The Voicu Agreement is attached as Exhibit 10.103 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.103	Amended and Restated Employment Agreement dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 25, 2007

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.103	Amended and Restated Employment Agreement dated May 14, 2007.